SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒Filed by a party other than the registrant☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Materials Pursuant to Exchange Act Rule 14a-11(c) or Rule 14a-12

MET-PRO CORPORATION

(Name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

160 Cassell Road, Harleysville, Pennsylvania 19438

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held On June 7, 2006

To the Shareholders of
MET-PRO CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of MET-PRO CORPORATION, a Pennsylvania corporation (the “Company”), will be held at the Best Western Inn at Towamencin, Sumneytown Pike, Kulpsville, Pennsylvania, on June 7, 2006, at the hour of 9:30 a.m. for the following purposes:

1.	To elect three Directors to serve until the 2009 Annual Meeting of Shareholders.

2.	To ratify the selection of Margolis & Company P.C. as independent registered public accountants for the Company’s fiscal year ending January 31, 2007.

3.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 13, 2006, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 21, 2006

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and shareholders executing proxies may attend the meeting and vote there in person, should they so desire, except that, if the shares are held in street name, you may vote these shares in person at the meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

MET-PRO CORPORATION
160 Cassell Road, Harleysville, Pennsylvania 19438

PROXY STATEMENT

The Board of Directors of Met-Pro Corporation (the “Company” or “Met-Pro”) presents this proxy statement to all shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on June 7, 2006.

All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. Under applicable New York Stock Exchange rules, if the Met-Pro shares that you own are registered in the name of your broker (“street name”), your broker, in the absence of your specific instructions on your executed proxy card, will vote your shares in favor of the named nominees to the Company’s Board of Directors and the ratification of the selection of Margolis & Company P.C. as independent registered public accountants for the fiscal year 2007. Similarly, if your Met-Pro shares are registered directly in your name, in the absence of your specific vote on your executed proxy card, your shares will be voted in favor of the named nominees to the Company’s Board of Directors and the ratification of the selection of Margolis & Company P.C. as independent registered accountants for the fiscal year 2007.

Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for a substitute or alternate nominee. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, P.O. Box 144, Harleysville, Pennsylvania 19438, attention: President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting; provided, however, if the shares are held in street name, you may vote these shares in person at the meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares. The Company will pay the entire expense of soliciting these proxies, which solicitation will be primarily by mail, although we may engage officers of the Company or outside parties to solicit proxies personally or by telephone if we deem it expedient. In accordance with New York Stock Exchange rules, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxy materials to beneficial owners of Met-Pro shares.

The total number of Common Shares of the Company outstanding as of April 13, 2006 was 11,204,577. The Common Shares are the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only shareholders of record as of the close of business on April 13, 2006 will be entitled to vote.

Directors are elected by a plurality of the votes cast. Shares represented by proxies that are marked “withhold authority” with respect to the election of one or more nominees as Directors are deemed not to have been cast, and will have no effect upon the vote as to the election of Directors.

A list of shareholders entitled to vote at the meeting will be available at the Company’s offices, 160 Cassell Road, Harleysville, Pennsylvania 19438, for a period of ten (10) days prior to the meeting for examination by any shareholder.

These proxy materials were first mailed to shareholders of the Company on or about April 21, 2006.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. Three Directors, George H. Glatfelter II, Alan Lawley and Gary J. Morgan, whose terms of office expire with the June 7, 2006 meeting, have been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election for terms that expire at the 2009 Annual Meeting. Information regarding the Board’s three nominees is set forth on page 2. Information regarding the Directors whose terms expire after the 2006 Annual Meeting is set forth on page 3.

Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the persons listed below as nominees for the terms set forth below. Management has no reason to believe that the nominees will not be available or will not serve if elected. These proxies may not be voted for more than three persons. If Mr. Glatfelter, Dr. Lawley or Mr. Morgan should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Shareholders:

			FIRST YEAR
			OF SERVICE
NAME	AGE	PRINCIPAL OCCUPATION	AS A
			DIRECTOR

		NOMINEES FOR TERMS TO EXPIRE IN 2009

George H. Glatfelter II	54
Mr. Glatfelter is Chairman of the Board and Chief Executive Officer of P. H. Glatfelter Company, positions that he has held for more than five years. P. H. Glatfelter Company, York, Pennsylvania, a specialty paper manufacturer and a leader in the manufacturing of publishing papers and tea bag papers, is a public company whose shares are listed on the New York Stock Exchange. See www.Glatfelter.com. Mr. Glatfelter is also a Director of the American Forest and Paper Association, the National Council for Air and Stream Improvements, and the Alliance for the Chesapeake Bay. Currently, Mr. Glatfelter serves on the Audit Committee.
			2004

Alan Lawley, Ph.D.	72
Dr. Lawley is Emeritus Professor of Metallurgy in the Department of Materials Science and Engineering at Drexel University, Philadelphia, Pennsylvania. He is a member of the National Academy of Engineering, a Fellow of ASM and APMI International, a former President of the Metallurgical Society and of AIME, and is Editor-in-Chief of the International Journal of Powder Metallurgy. He is an expert in physical and mechanical metallurgy, powder metallurgy, composite materials, and materials engineering design. He has consulted, lectured and published in these areas. Currently, Dr. Lawley serves as the Chairman of the Corporate Governance and Nominating Committee, serves on the Company’s Compensation and Stock Option Committee and is the Presiding Director at the Executive Sessions of the Board.
1990

Gary J. Morgan	51	Mr. Morgan has been the Vice President-Finance, Secretary, Treasurer and Chief Financial Officer of the Company since October 1997. He is a Certified Public Accountant. Immediately prior to October 1997, Mr. Morgan was the Corporate Controller of the Company. He has been employed by the Company since 1980.	1998

The Board of Directors recommends a vote FOR the election of the above nominees as Directors.

FIRST YEAR
OF SERVICE
NAME	AGE	PRINCIPAL OCCUPATION	AS A
DIRECTOR

DIRECTORS WHOSE TERMS EXPIRE IN 2007

Raymond J. De Hont	52	Mr. De Hont was elected Chairman of the Board of Directors in September 2003 and appointed President and Chief Executive Officer effective March 1, 2003. In February 2003, the Board of Directors appointed Mr. De Hont a Director of the Company. From June 2000 until March 2003, Mr. De Hont was the Chief Operating Officer of the Company, and from June 1995 through December 2000, he was Vice President and General Manager of the Company’s Fybroc Division. In addition, during the period October 1999 to December 2000, Mr. De Hont also served as General Manager of the Company’s Dean Pump Division.	2003

Nicholas DeBenedictis	60
Mr. DeBenedictis is Chairman of the Board, Chief Executive Officer and President of Aqua America, Inc. (formerly Philadelphia Suburban Corporation), positions that he has held for more than five years. Aqua America is the nation’s largest U.S. based publicly-traded (New York Stock Exchange) water utility, serving approximately 2.5 million customers. See www.aquaamerica.com. Mr. DeBenedictis is also a Director of P.H. Glatfelter Company, Harleysville Group Inc. and Exelon Corporation as well as a member of the Board of Trustees of Drexel University. Currently, Mr. DeBenedictis serves as the Chairman of the Compensation and Stock Option Committee, and is a member of the Audit Committee as well as Corporate Governance and Nominating Committee.
1997

William L. Kacin	74	Mr. Kacin served as President and Chief Executive Officer of the Company from February 1993 until March 2003. He became a Director in February 1993, and in June 1999, was elected Chairman of the Board, a position he held until his resignation on September 3, 2003, following which he has continued to serve as a Director. For the seventeen years before becoming President and Chief Executive Officer, Mr. Kacin was Vice President and General Manager of the Company’s Sethco Division.	1993

		DIRECTORS WHOSE TERMS EXPIRE IN 2008

Michael J. Morris	71	Mr. Morris is the retired President and Chief Executive Officer of both Transport International Pool (TIP) and GE Space. Mr. Morris is a member of the Board of Managers of Beneficial Savings Bank. Presently, Mr. Morris is the Chairman of the Audit Committee and serves on the Corporate Governance and Nominating Committee.	1999

Constantine N. Papadakis, Ph.D.	60
Dr. Papadakis is the President of Drexel University, Philadelphia, Pennsylvania, a position that he has held for ten years. Drexel University is the twentieth largest private university in the nation renown for its cooperative education program and its use of technology in the learning process. See www.Drexel.edu. Before joining Drexel, Dr. Papadakis was Dean of the College of Engineering Department of Colorado State University. Prior to returning to academia, Dr. Papadakis served as Vice President of Tetra Tech Inc., a Honeywell subsidiary; as Vice President of STS Consultants, LTD.; and at several engineering positions with Bechtel Power Corporation. Dr. Papadakis also serves on the Board of Directors of Amkor Technologies, Inc., Aqua America, Inc., CDI Corporation, MACE Security International, Inc., Sovereign Bank whose parent company is Sovereign Bancorp, Inc., as well as the Board of Governors of the Philadelphia Stock Exchange. Currently, Dr. Papadakis serves on the Compensation and Stock Option Committee.
			2004

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company held seven (7) meetings during the fiscal year ended January 31, 2006. The Board of Directors has three standing committees: the Audit, Compensation and Stock Option, and Corporate Governance and Nominating Committees.

The Board’s policy at present is that Committee appointments are for a two year term. All of the Directors attended at least 75% of the meetings of the Board and committees of which they were members.

Audit Committee

The Audit Committee of the Board of Directors is presently composed of Mr. Morris, Chairman, Mr. DeBenedictis and Mr. Glatfelter. The Board has determined that all of the members of the Audit Committee are “independent” within the meaning of Securities and Exchange Commission (“SEC”) regulations, the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. See “Independence of Directors/Corporate Governance Guidelines” elsewhere in this proxy statement. The Board has also determined that there is at least one “audit committee financial expert” serving on the Audit Committee, as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC namely, Mr. Morris. The Audit Committee met four times during fiscal year 2006.

The focus of the Audit Committee is upon: (i) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; (ii) the independence and performance of the Company’s independent auditor; and (iii) the Company’s compliance with designated legal and regulatory requirements. Further information regarding the functions of the Audit Committee are set forth in the “Report of the Audit Committee” on page 16 and “Audit Committee Charter” which is available on our Company’s website at www.met-pro.com  under the “Investor Relations - Corporate Governance” captions.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board, presently composed of Mr. DeBenedictis, Chairman, Dr. Lawley and Dr. Papadakis, reviews and recommends to the Board appropriate action with respect to all matters pertaining to officers’ compensation, including the Chief Executive Officer, as well as stock option grants for Directors, officers and other key employees of the Company. See the Committee’s report on pages 9 and 10 of this proxy statement. The Compensation and Stock Option Committee met two times in fiscal year 2006.

The Board has determined that all the members of the Compensation and Stock Option Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The charter of the Compensation and Stock Option Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors is presently composed of Dr. Lawley, Chairman, Mr. DeBenedictis and Mr. Morris. The Board has determined that all of the members of the Committee are “independent” within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee met three times in fiscal year 2006.

The Corporate Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee is responsible for developing and reviewing background information on candidates for the Board, and will make recommendations to the Board regarding such candidates. The Committee also is responsible for preparing and supervising the Board’s annual review of Director independence and the Board’s performance self-evaluation. The charter of the Corporate Governance and Nominating Committee is available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions.

The Corporate Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Corporate Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Corporate Governance and Nominating Committee will also consider whether to nominate any person proposed by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations. See “Shareholder Proposals” elsewhere in this proxy statement.

Once the Corporate Governance and Nominating Committee has identified a new prospective nominee, the Committee expects to make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is anticipated to be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board (as to which there is no present intention) and the likelihood that the prospective  nominee  can  satisfy  the  evaluation  factors  described below.  If  the Committee  determines,  in  consultation  with  the

Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, with prior approval of the candidate, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then expects to evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

♦	the ability of the prospective nominee to represent the interests of the shareholders of the Company;
♦	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
♦
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Company’s Corporate Governance Guidelines; and

♦	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also intends to consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and, as part of the Company’s commitment to diversity, the candidate’s race and gender. In connection with this evaluation, the Committee will determine whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing these evaluations and interviews, the Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee.

Shareholder Communications with Directors

Met-Pro shareholders who wish to communicate with the Board or any individual Director can write to: Met-Pro Corporation, Board Administration, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438.

Your letter should indicate that you are a Met-Pro shareholder. Depending upon the subject matter, management will: forward the communication to the Director or Directors to whom it is addressed; attempt to handle the inquiry directly, if appropriate, such as a request for information about the Company or a stock-related matter; or not forward the communication, if it is primarily commercial in nature or if it relates to an improper, irrelevant or inappropriate topic.

At each Board meeting, we expect that a member of management will present a summary of all communications received since the last meeting that were not forwarded, and will make those communications available to Directors upon request.

The Board’s policy is to encourage attendance by each Board member at the Annual Meeting of Shareholders. All Directors were in attendance at the 2005 Annual Meeting of Shareholders.

INDEPENDENCE OF DIRECTORS/CORPORATE GOVERNANCE GUIDELINES

The Corporate Governance Guidelines adopted by the Board are intended to meet or exceed the listing standards adopted by the New York Stock Exchange. The Guidelines describing the composition of the Board addressing Director independence are available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions. A copy may also be obtained upon request from the Company’s Corporate Secretary.

At its April 2006 meeting, the Board reviewed Director independence, inquiring into transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, the disclosure of which would be required under SEC rules in this proxy statement under the section “Certain Business Relationships,” as to which there are none. The Board also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were consistent with a determination that the Director is independent.

As a result of this review, the Board determined Nicholas DeBenedictis, George H. Glatfelter II, Alan Lawley, Michael J. Morris and Constantine N. Papadakis are “independent” Directors for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange.

The Company’s independent Directors meet periodically, without management being present, generally in connection with a scheduled meeting of the Board of Directors. These meetings are presided over by a presiding Director. Alan Lawley, the Chairman of the Corporate Governance and Nominating Committee, presently is serving as the Presiding Director of these meetings.

CODES OF ETHICS

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Board has also approved a separate Code of Ethics, which is specifically applicable to the Chief Executive Officer and Chief Financial Officer. Both the Code of Business Conduct and Ethics and the Code of Ethics are available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The present policies of the Board as to Director compensation are as follows: non-employee Directors receive (i) a retainer of $10,000 per year for Board members, paid quarterly; (ii) a meeting fee of $1,250 for each Board meeting (including telephonic meetings as to which the workload, in preparation of the meeting or otherwise, justifies the payment, in the view of the Chairman) and $800 for each Committee meeting; and (iii) an annual stock option grant on terms that are intended to be substantially similar to the terms of the options granted to the Company’s executive officers. For the current year, the stock option grant was for 10,000 shares. The option terms, which the Board has the authority to change from time to time, subject to the terms of the Company’s stock option plans, in general, are as follows: an exercise price that is equal to the market price of the Company’s Common Shares on the date of grant; a vesting period of two years, with one-third of the shares covered by the option being immediately exercisable; provided, however, in the event of a “change of control”, any unvested portion of the option shall become immediately exercisable. The duration of the option shall be for up to ten years, subject to earlier termination under various conditions. The grant date is typically the same date as the date that options are granted to the Company’s senior employees. At its meeting in December 2005, the Compensation and Stock Option Committee determined to return to a prior practice of granting options to senior employees at the December meeting, instead of at the February meeting. Consistent with its practice of granting options to Board members at the time of the grant of options to senior employees, options for 10,000 shares were granted at the December 2005 meeting to the Company’s non-employee Directors at the average of the high and low of the Company’s Common Shares as quoted on the New York Stock Exchange on the date of the grant, which was $12.05 per share.

Additionally, to reflect their increased workloads between and in preparation for meetings, the Board’s current policy is to pay a retainer, in quarterly installments, of (i) $3,500 per year to the Chair of the Audit Committee and (ii) $1,500 per year to the Chair of the Compensation and Stock Option Committee.

The Board receives recommendations periodically from the Corporate Governance and Nominating Committee as to appropriate policies on Director compensation and may make changes from time to time based upon such recommendations, or otherwise.

The Board’s current policy as to an annual grant of options for non-employee Directors was intended to replace participation by non-vested Directors in the Directors’ Retirement Plan that the Board had established in 1994 (the “Directors’ Plan”). Of the Company’s current Directors, only Messrs. Kacin and Lawley will receive benefits in the future under the Directors’ Plan as a result of the fact that each such person was vested as of December 16, 1999, the date of the Board’s action on this plan. The accrual of benefits under the Directors’ Plan for Dr. Lawley ceased as of December 16, 1999, in that Dr. Lawley elected to receive options as aforementioned for continued Director service in lieu of participation under the Directors’ Plan. The Directors’ Plan, which was established in 1994, provides that Directors who have completed six years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000 and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as a Chief Executive Officer for at least six years will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an officer and/or Director, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty years. In the event of death before payments have been completed, the remaining annuity payments will be paid to the Director’s surviving spouse. If there is no surviving spouse, a lump sum payment will be paid to the Director’s estate equal to the sum of ten annual retirement payments, less the total paid prior to death.

The Directors’ Plan further provides that if a Director’s services are terminated at or after a “change in control” of the Company, the Director is entitled to an immediate lump sum payment of the benefits then applicable to such Director, and future payments due under the Plan to former Directors shall be accelerated and shall be immediately due and payable. For purposes of the Plan, a “change in control” shall be deemed to occur if any person or group of persons as defined shall become the beneficial owner of 30% or more of the Company’s voting securities, or there shall be a change in the majority composition of a Company’s Board of Directors, or the shareholders of the Company shall approve a merger or other similar reorganization in which the persons who were shareholders of the Company prior to such merger do not immediately thereafter own more than 50% of the voting securities of the Company, or in the event of a change of control as defined in any other agreement or plan of the Company.

Directors who are employees of the Company do not receive any compensation for services as a Director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 was required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the fiscal year ended January 31, 2006.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 31, 2006 the number and percentage of shares held by all persons who, to the knowledge of the Company’s management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company’s outstanding shares of Common Shares. This table also includes security ownership as of January 31, 2006 by each Director and nominee for Director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

Company Common Shares
Right to Acquire
		Ownership Under Options	Percent
Name of Beneficial Owner	Shares Owned	Exercisable Within 60 Days	of Class (a)
Royce & Associates, LLC	1,367,331	(b)	-	11.6%
1414 Avenue of Americas
New York, NY 10019

Raymond J. De Hont	10,015	(c)	127,691	1.2%

Nicholas DeBenedictis	13,333		27,779	*

George H. Glatfelter II	1,333		9,555	*

William L. Kacin	106,872		30,743	1.2%

Alan Lawley	52,876		21,853	*

Gary J. Morgan	31,057	(d)	73,204	*

Michael J. Morris	14,221		36,669	*

Constantine N. Papadakis	-		9,555	*

James G. Board	-		32,135	*

Robert P. Replogle	68,217	(e)	41,735	*

Paul A. Tetley	3,456	(f)	51,202	*

All Directors, nominees and	331,953	(g)	584,016	7.7%
executive officers as a group (17 persons)

(a)
Any securities not currently outstanding, but subject to options exercisable within 60 days of January 31, 2006, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

(b)
Royce and Associates, LLC, a registered investment advisor, is deemed to have beneficial ownership of 1,367,331 shares, as described on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2006.

(c)	The number of shares held by Mr. De Hont includes 5,566 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(d)	The number of shares held by Mr. Morgan includes 16,604 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(e)	The number of shares held by Mr. Replogle includes 43,759 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(f)	The number of shares held by Mr. Tetley includes 3,456 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(g)
The number of shares held by all seventeen executive officers and Directors as a group include 83,803 Common Shares beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company’s 401(k) Plan.

(*)	Less than one percent of the Company’s outstanding Common Shares.

COMPENSATION AND STOCK OPTION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee (the “Compensation Committee” or “Committee”) is composed only of independent non-employee members of the Board of Directors. The Committee makes recommendations to the Board of Directors (the “Board”) concerning compensation policies for the Company’s executive officers and Directors, except that the Committee, with other independent Directors as determined by the Board, has the sole authority to set compensation for the Chief Executive Officer. The Committee makes every effort to ensure that the Company’s compensation program is consistent with the values of Met-Pro Corporation and furthers its business strategy.

The Compensation Committee has established a compensation plan (the “Management Incentive Plan”) which is applicable to the Chief Executive Officer, the Chief Financial Officer, and the operating officers of the Company’s divisions and subsidiaries (herein collectively “divisions”) who generally have the title of Vice President/General Manager. This compensation policy is based upon three primary components: salary; eligibility for a bonus; and eligibility for an award of stock options. These components are intended to facilitate fulfillment of the following compensation objectives: (i) aligning the interests of management with those of the Company’s shareholders; (ii) retaining competent management; (iii) relating executive compensation to the achievement of the Company’s goals and financial performance; and (iv) rewarding management for the attainment of short and long-term accomplishments.

Consistent with these objectives, in adopting the Management Incentive Plan, the Board, following the Committee’s recommendations, set salary ranges for each of the various officer positions. In establishing these salary ranges, as well as in determining the other features of the Management Incentive Plan, the Committee drew in part upon the data supplied to it by an independent consulting firm. The Committee periodically reviews, and as appropriate, modifies these salary ranges. On an annual basis, the Committee requests the Chief Executive Officer to make salary recommendations for the officers of the Company (other than himself) within these ranges. The adoption of the Management Incentive Plan was not intended to limit the Committee’s discretion to act outside the Plan. It is the Committee’s present practice to meet at least twice a year, in December, near the end of the fiscal year, as well as in February, at the start of the new fiscal year, at which times it sets the Chief Executive Officer’s salary, grants any stock options and establishes performance criteria for the Chief Executive Officer under the Plan for the fiscal year, reviews the Chief Executive Officer’s recommendations for these same items for the Company’s other executives and acts upon these recommendations, reviews management performance, and takes other actions as it deems appropriate.

Under the terms of the Management Incentive Plan instituted by the Board, in order to be eligible for a bonus, certain objective threshold results must be met. For Vice Presidents/General Managers of divisions, the threshold is the attainment of a stated operating income for the division(s) managed by the Vice President/General Manager. For the Company’s Chief Executive Officer and Chief Financial Officer, the threshold is the attainment of a stated earnings per share result for the Company for the fiscal year. The Committee retains the discretion, for purposes of determining an officer’s eligibility for a bonus under the Plan, to make adjustments to take into account extraordinary or unusual items outside of normal operations, such as capital asset sales or unusual expenses. Each officer’s bonus eligibility levels are considered and set by the Committee during a meeting held following the completion of the Company’s annual budgeting process and are tied to the operating plan that the Board approves on an annual basis. In the event of a failure to attain the threshold figure, the officer is not eligible for a bonus, except to the extent of a defined bonus pool under the Plan which the Chief Executive Officer has certain discretionary authority to grant awards.

The incentive levels of the bonuses are at stated percentages of the year’s salary that increase with responsibility. If the threshold performance goal has been attained so as to qualify the executive for a bonus, the actual amount of the bonus is a function of attainment of other stated goals, such as a stated net sales figure, a stated operating income figure, and stated personal objectives, which can be “quantitative”, such as being linked to inventory turnover or accounts receivable days outstanding, as well as “qualitative”, such as being linked to improved divisional leadership. The Management Incentive Plan further provides that each of the stated goals is assigned a stated percentage set by the Chief Executive Officer within a stated range set by the Board. The percentages for the Chief Executive Officer are set by the Compensation Committee.

The Committee notes that the Management Incentive Plan provides for an accrual of the bonus amount in the reported results of operations for the fiscal year to which the bonus relates.

As to the stock option component of the Management Incentive Plan adopted by the Board, the Chief Executive Officer is requested to make recommendations as to the award to the Company’s officers (other than for himself) of stock options up to a stated maximum amount per year, subject to the maximum grant amounts that the Board has set for each of the officer positions. The Committee views stock options as an incentive for long term performance. Subject to this, the Committee’s approach is to consider a grant of stock options in part in the context of the level of performance demonstrated by the officer during the current fiscal year. At its meeting in December 2005, the Committee determined to return to a prior practice of granting options to senior management at the December meeting, instead of at the February meeting, and after discussing with the Chief Executive Officer his recommendation as to stock options awards for the Company’s officers other than himself, substantially accepted the Chief Executive Officer’s recommendations. The Committee at this meeting also awarded the Chief Executive Officer a stock option grant which it considered to provide appropriate incentive to the Chief Executive Officer for long-term performance and as an indicator of its assessment of his performance during the fiscal year to date.

At its meeting following the completion of the fiscal year ended January 31, 2006, the Committee, after discussing with the Chief Executive Officer his recommendations as to salary increases for the Company’s officers other than for himself, substantially accepted the Chief Executive Officer’s recommendations. The Committee also increased the salary of the Chief Executive Officer, to reflect accomplishments during the year and to provide appropriate retention incentive. The salary increases that the Committee has approved are within the ranges previously approved by the Board.

Submitted by the Compensation and Stock Option Committee,
Nicholas DeBenedictis (Chairman)
Dr. Alan Lawley
Dr. Constantine N. Papadakis
February 27, 2006

COMPENSATION AND STOCK OPTION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

No member of the Company’s Compensation and Stock Option Committee is or ever was an employee or officer of the Company or any of its subsidiaries, nor has had any relationship with the Company the disclosure of which is required under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. None of the Company’s executive officers serve as Directors or members of the compensation committee of any other “entity” (as defined by applicable rules).

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table shows, for the fiscal years ended January 31, 2006, 2005 and 2004, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the “Named Executive Officers”) in all capacities in which they served.

SUMMARY COMPENSATION TABLE

Annual Compensation	Long-Term Compensation
Awards
	Fiscal			Other Annual	|		All Other
Name and Principal	Year Ended	Salary	Bonus (a)	Compensation	|	Options (b)	Compensation (c)
Position	January 31,	($)	($)	($)	|	(#)	($)
					|
Raymond J. De Hont	2006	$276,000	$115,042	$0	|	34,000	$4,134
Chairman, Chief	2005	265,000	0	0	|	33,334	3,879
Executive Officer &	2004	250,224	53,877	0	|	33,334	4,131
President					|
					|
Gary J. Morgan	2006	$192,500	$60,178	$0	|	14,000	$3,206
Vice President-Finance,	2005	185,000	15,000	0	|	13,334	3,907
Secretary, Treasurer &	2004	176,135	28,209	0	|	13,334	3,722
Chief Financial Officer					|
					|
James G. Board (d)	2006	$151,000	$33,849	$0	|	8,000	$0
Vice President &	2005	144,500	5,000	0	|	8,000	0
General Manager,	2004	140,000	0	0	|	6,000	0
Fybroc & Dean Pump					|
Divisions					|
					|
Paul A. Tetley (e)	2006	$151,000	$23,867	$0	|	8,000	$3,015
Vice President &	2005	145,000	0	0	|	8,000	3,825
General Manager,	2004	133,000	69,888	0	|	13,334	2,815
Strobic Air Corporation					|
					|
Robert P. Replogle	2006	$139,000	$15,000	$0	|	8,000	$2,875
Vice-President &	2005	133,000	5,000	0	|	8,000	2,549
Assistant to President	2004	128,000	0	0	|	6,000	2,560
					|

(a)	The amounts shown under the Bonus column represent cash bonuses awarded for the indicated fiscal years.

(b)	The number of options under the Option column represents stock options awarded for the indicated fiscal years, adjusted for a four-for-three stock split paid November 15, 2005.

(c)
The total amount shown in this column for fiscal years ended January 31, 2006, 2005, 2004 are contributions to the Company’s 401(k) plan as described on page 13. There are no other Long-Term Compensation Programs other than a Pension Plan and Directors’ Retirement Plan as discussed on pages 6, 13 and 14.

(d)	In March 2006, Mr. Board became Executive Vice President and General Manager of Fybroc, Dean Pump and Sethco Divisions.

(e)
In March 2006, Mr. Tetley became Executive Vice President, while maintaining his position as General Manager of Strobic Air Corporation, and assumed the additional responsibilities of overseeing a group consisting of the Company’s Duall, Flex-Kleen, Systems and International Sales Divisions.

Stock Option Plans

The Company has three stock option plans under which currently issued and outstanding options have been granted: its 1997 Stock Option Plan (the “1997 Plan”), adopted by the Company’s Board of Directors on February 24, 1997 and approved by the shareholders on June 4, 1997; its 2001 Stock Option Plan (the “2001 Plan”), adopted by the Company’s Board of Directors on February 26, 2001, and approved by the shareholders on June 20, 2001; and its 2005 Equity Incentive Plan (the “2005 Plan”), adopted by the Company’s Board of Directors on February 21, 2005, and approved by the shareholders on June 8, 2005. An aggregate of 671,848 options for the Company’s Common Shares are available as of the date of this proxy statement for grant under the 2001 and 2005 Plans, plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

These Plans provide for the grant of options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as well as options which are not intended to satisfy such requirements.

The Company’s practice historically had been to grant stock options at the December Compensation and Stock Option Committee meeting, near the end of the fiscal year, but several years ago, this was changed to a February meeting held after the end of the fiscal year. In December 2005, the Compensation and Stock Option Committee returned to the prior practice of granting options at the December meeting. For this reason, there were two sets of option grants that occurred in the fiscal year ended January 31, 2006.

The following table sets forth stock options granted during the fiscal year ended January 31, 2006 to each of the Company’s executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company’s Common Shares. All option exercise prices are based on market price on the date of grant.

OPTION GRANTS IN THE LAST FISCAL YEAR

		Number of	Percentage of			Potential Realizable Value
		Securities	Total Options			of Assumed Annual Rates
		Underlying	Granted to	Exercise	Latest	of Stock Price Appreciation
	Date of	Options	Employees	Price	Expiration	for Option Term (a)
Name	Grant	Granted	in Fiscal Year	$/Share	Date	5% ($)	10% ($)

Raymond J. De Hont	02/22/05	33,334	14.60%	$9.88	02/22/15	$207,142	$524,939
	12/15/05	34,000	14.89%	12.05	12/15/15	257,658	652,956
Gary J. Morgan	02/22/05	13,334	5.84%	9.88	02/22/15	82,857	209,976
	12/15/05	14,000	6.13%	12.05	12/15/15	106,095	268,864
James G. Board	02/22/05	8,000	3.50%	9.88	02/22/15	49,714	125,985
	12/15/05	8,000	3.50%	12.05	12/15/15	60,625	153,637
Paul A. Tetley	02/22/05	8,000	3.50%	9.88	02/22/15	49,714	125,985
	12/15/05	8,000	3.50%	12.05	12/15/15	60,625	153,637
Robert P. Replogle	02/22/05	8,000	3.50%	9.88	02/22/15	49,714	125,985
	12/15/05	8,000	3.50%	12.05	12/15/15	60,625	153,637

All Employees as a Group	(b)	228,336	100.00%	(b)	(b)	$1,575,773	$3,993,321	(c)

	5%	10%
Total potential stock price appreciation from December 15, 2005 to December 15,
2015 for all shareholders at assumed rates of stock appreciation. (d)	$84,853,718	$215,035,981

Potential actual realizable value of options granted to all employees, assuming ten-year option terms, as a percentage of total potential stock price appreciation from December 15, 2005 to December 15, 2015 for all shareholders at assumed
rates of stock price appreciation.	1.86%	1.86%

(a)
These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

(b)	Represents 113,336 shares granted on February 22, 2005 with an exercise price of $9.88 and 115,000 shares granted on December 15, 2005 with an exercise price of $12.05.

(c)	No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders.

(d)	Based on the closing price of $12.05 per share on December 15, 2005, and a total of 11,197,110 issued and outstanding Common Shares.

Option Exercises and Holdings

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in the fiscal year ended January 31, 2006 by the Company’s executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on January 31, 2006 and aggregate gains that would have been realized had these options been exercised on January 31, 2006, even though these options were not exercised and the unexercised options could not have been exercised on January 31, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUE

	Shares				Value of Unexercised
	Acquired		Number of Unexercised		In-The-Money
	On	Value	Options at FY-End (a)		Options at FY-End (b)
	Exercise	Realized	(#)		($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raymond J. De Hont	-	-	127,691	33,779	$454,526	$57,878
Gary J. Morgan	-	-	73,204	13,777	322,725	23,415
James G. Board	-	-	32,135	8,000	126,594	13,782
Paul A. Tetley	-	-	51,202	8,000	209,423	13,782
Robert P. Replogle	-	-	41,735	8,000	195,881	13,782

(a)	Adjusted for a four-for-three stock split paid on November 15, 2005.

(b)
Market value of shares covered by in-the-money options on January 31, 2006 less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Termination of Employment and Change of Control Arrangements

Mr. De Hont is party to a Key Employee Severance Agreement with the Company which provides that in the event the Company terminates his employment, other than for cause, within eighteen months following a “change of control”, or if Mr. De Hont voluntarily terminates such employment within eighteen months subsequent to a “change of control”, the Company shall be obligated to pay him a sum of money equal to two years’ of base compensation. Payment would be made in a lump sum upon cessation of employment or, at Mr. De Hont’s option, in equal monthly installments over a two-year period. The base annual salary payable to Mr. De Hont for the fiscal year ending January 31, 2007 is $290,000.

Mr. Morgan is also, party to a Key Employee Severance Agreement on terms that are identical to those to which Mr. De Hont is party, except that the amount of compensation is equal to eighteen months of base compensation. Mr. Morgan’s base annual salary for the fiscal year ending January 31, 2007 is $201,000.

The Directors’ Plan also provides for the payment of certain benefits in the event of a “change of control”, as discussed under “Board and Board Committee Meetings/Compensation of Directors” elsewhere herein. In addition, as disclosed in such section of this Proxy Statement, the Company’s stock option agreements provide for the immediate vesting of all unvested stock options upon a “change of control”.

401(k) Profit Sharing Plan

Effective April 1, 1999, the Company implemented a 401(k) Profit Sharing Plan (the “401(k) Plan”). All employees of the Company in the United States are eligible to participate in the 401(k) Plan following completion of one year of service and attaining age 21. Pursuant to this 401(k) Plan, employees can contribute up to 25% of their compensation to the 401(k) Plan. The Company will match, in the form of Met-Pro Common Shares, up to 50% of the employee’s contribution up to 4% of compensation. During the Company’s fiscal year ended January 31, 2006, the Company made contributions to the 401(k) Plan in the amount of $4,134 for Raymond J. De Hont, $3,206 for Gary J. Morgan, $0 for James G. Board, $3,015 for Paul A. Tetley, $2,875 for Robert P. Replogle and $16,255 for all executive officers as a group (10 persons).

Salaried Employee Stock Ownership Plan

Pursuant to the Company’s Salaried Employee Stock Ownership Plan (the “Ownership Plan”), the Company may make discretionary contributions to the Company’s Salaried Employee Stock Ownership Trust (the “Trust”) either in cash or in Company Common Shares. The Trust uses the cash contributions and dividends received to purchase shares of the Company’s Common Shares. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. There were no contributions by the Company to the Employee’s Stock Ownership Trust in fiscal years ended in 2006, 2005 and 2004, and the Company does not presently expect to make any future contributions to the Trust.

Pension Plans

The Salaried Pension Plan (the “Retirement Plan”) is a funded, tax-qualified noncontributory defined benefit pension plan that covers certain employees, including the Named Executive Officers. Benefits under our Retirement Plan are calculated as an annuity of one percent of the participant’s final average earnings for the five highest consecutive years of the last ten years multiplied by years of service. Earnings covered by the Retirement Plan include annual salary and cash bonus paid pursuant to the Company’s Management Incentive Plan. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For the fiscal year ended 2006, the annual limitation is $210,000.

Effective February 1, 2000, the Board of Directors adopted a Pension Restoration Plan for Messrs. Kacin and Morgan. Mr. De Hont was added to the Pension Restoration Plan effective February 1, 2001. The Pension Restoration Plan is an unfunded supplemental plan that provides out of our general assets an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan.

The following table shows the estimated annual Retirement Plan and Pension Restoration Plan benefits on a straight life (no death benefit) basis payable for various earnings levels upon retirement at age 65, after 15, 20, 25, 30 and 35 years of credited service to the Company:

Years of Service
Five Year Average Earnings	15	20	25	30	35

$100,000		$15,000	$20,000	$25,000	$30,000	$35,000
125,000		18,750	25,000	31,250	37,500	43,750
150,000		22,500	30,000	37,500	45,000	52,500
170,000		25,500	34,000	42,500	51,000	59,500
175,000		26,250	35,000	43,750	52,500	61,250
200,000	(a)	30,000	40,000	50,000	60,000	70,000
225,000		33,750	45,000	56,250	67,500	78,750
250,000		37,500	50,000	62,500	75,000	87,500
300,000		45,000	60,000	75,000	90,000	105,000
350,000		52,500	70,000	87,500	105,000	122,500
400,000		60,000	80,000	100,000	120,000	140,000
450,000		67,500	90,000	112,500	135,000	157,500
500,000		75,000	100,000	125,000	150,000	175,000

(a)	Internal Revenue Code Section 401(a)(17) limits earnings used to calculate Retirement Plan benefits totaled $210,000 and $205,000 for 2006 and 2005, respectively.

As of January 31, 2006, Messrs. De Hont and Morgan had accrued 10 and 25 years of service under the Retirement Plan and the related Pension Restoration Plan. Messrs. Board, Tetley and Replogle each had accrued 5, 9 and 32 years of service under the Retirement Plan for this same period.

In 2000, the Company established a Supplemental Executive Retirement Plan (“SERP”) for Mr. Kacin. This Plan, which is a non-qualified and unfunded plan, was approved by the Board of Directors and is intended to provide Mr. Kacin with a total retirement benefit, in combination with the Retirement Plan, Pension Restoration Plan and Directors Retirement Pension Plan, that is commensurate with the retirement benefits for the Chief Executive Officers of other comparable companies. Under the terms of the SERP, Mr. Kacin will be eligible to receive benefits under the SERP at normal retirement equal to the difference between (i) the monthly benefit that would be payable under the Retirement Plan, except that the amount shall be determined without regard to the ERISA limitations and the one percent benefit in the Retirement Plan will be replaced with a two percent benefit and (ii) the benefits payable to Mr. Kacin under the Retirement Plan, Pension Restoration Plan, Directors Pension Plan and Social Security retirement benefit.

Certain Business Relationships

The Company has no transactions or other payments to disclose under this heading under applicable SEC rules for the fiscal year 2006.

STOCK PERFORMANCE GRAPH

The total return on investment assumes $100 invested at the beginning of the period in (i) the Common Shares of the Company, (ii) a Peer Group, consisting of the companies identified in footnote (a) below (which is the same Peer Group as in the prior fiscal year’s stock performance graph, except for the deletion of companies who were acquired during the current fiscal year) and (iii) the Russell 2000 Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Met-Pro Corporation, Peer Group Index
and
Russell 2000 Index

2001	2002	2003	2004	2005	2006

Met-Pro Corporation	$100.00	$117.62	$124.11	$211.01	$164.27	$226.47
Peer Group Index	100.00	123.91	98.43	147.57	194.82	275.82
Russell 2000 Index	100.00	95.03	73.21	114.25	122.76	144.23

(a)
The 2006 Peer Group is made up of the following companies selected on an industry basis: Flanders Corporation; Flowserve Corporation; Gorman-Rupp Company; Idex Corporation; Met-Pro Corporation; Peerless Manufacturing; Robbins & Myers Inc.; and Roper Industries Inc. The 2005 Peer Group included the same companies plus Cuno Inc. and Ionics Inc., who were acquired during the fiscal year. The Peer Group for earlier years is not identical to the 2005 or 2006 Peer Groups.

REPORT OF THE AUDIT COMMITTEE

The current charter of the Audit Committee of the Board specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

♦	the integrity of the Company’s financial statements;
♦	the adequacy of the Company’s system of internal controls;
♦	the Company’s compliance with legal and regulatory requirements;
♦	the qualifications and independence of the Company’s independent auditor; and
♦	the performance of the Company’s independent auditor.

The full text of the Audit Committee’s charter is available on our Company’s website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions. The Audit Committee expects to revise its charter from time to time.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee met four times during fiscal year 2006.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During fiscal year 2006, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s financial statements. The Committee also discussed with Margolis & Company P.C. matters relating to its independence, including a review of audit and non-audit fees and the written disclosures from Margolis & Company P.C. to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Prior to the commencement of the audit, the Committee discussed with the Company’s independent auditors the overall scope and plans for its audit. The Committee also met with the independent auditor to discuss the results of its examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee and the Board of Directors have recommended, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended the selection of Margolis & Company P.C. as the Company’s independent auditor for the fiscal year ending January 31, 2007.

Submitted by the Audit Committee,
Michael J. Morris (Chairman)
Nicholas DeBenedictis
George H. Glatfelter II
April 5, 2006

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent registered public accountants to the Company to serve for the fiscal year ending January 31, 2007, unless such engagement shall be earlier terminated. That firm, which has acted as independent auditor of the Company since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR the ratification of the selection of Margolis & Company P.C. as independent registered public accountants for the fiscal year ending January 31, 2007.

OUR RELATIONSHIP WITH OUR INDEPENDENT AUDITOR

Under its charter, the Audit Committee must pre-approve all engagements of our independent auditor unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the SEC. It is the Committee’s practice each year to approve the independent auditor’s retention to audit our financial statements, including the associated fee, before the filing of the preceding year’s Annual Report on Form 10-K. Early in the fiscal year, the Audit Committee intends to evaluate other known potential engagements by the Company of the independent auditor, including the scope of the work proposed to be performed and the proposed fees, and to approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each subsequent Audit Committee meeting, the Committee expects to receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. These might, for example, be services for due diligence for an acquisition that would not have been known earlier in the fiscal year. The Audit Committee has the discretion to delegate to its Chairman the authority to evaluate and approve engagements on behalf of the Committee in the event that a need arises for pre-approval between Committee meetings. If the Chairman approves any such engagements, he or she will report that approval to the Committee at the next Committee meeting.

Since May 6, 2003, the effective date of the SEC rules stating that an auditor is not independent of an audit client if services that it provides to the client are not appropriately approved, there have been no new non-audit engagements of Margolis & Company P.C.

Audit and Other Fees

The following table presents fees for professional audit services rendered by Margolis & Company P.C. for the audit of the Company’s annual financial statements for the years ended January 31, 2006 and January 31, 2005, and fees billed for other services rendered by Margolis & Company P.C. during those periods.

	2006	2005
Audit fees (a)	$159,000	$177,000
Audit related fees (b)	21,000	18,000
Tax fees (c)	86,000	35,000
All other fees (d)	0	0
Total	$266,000	$230,000
___________________

(a)
Audit fees consisted of audit work performed on the annual consolidated financial statements and the reviews of Company’s Quarterly Reports on Form 10-Q, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits. In the fiscal year ended January 31, 2006, audit fees also include fees for the audits of: (i) the effectiveness of internal control over financial reporting and (ii) management’s assessment of the effectiveness of internal control over financial reporting.

(b)	Audit related fees consisted of audit work performed on the employee benefit plans.

(c)	Tax fees consisted principally for services related to the preparation of the corporate income tax returns.

(d)	The Company did not engage Margolis & Company P.C. for other services during the fiscal year ended January 31, 2006 and January 31, 2005.

All services rendered by Margolis & Company P.C. in the fiscal year ended January 31, 2006 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. The Audit Committee pre-approval policy is set forth in the “Audit Committee Charter” which is available on our Company website at www.met-pro.com under the “Investor Relations - Corporate Governance” captions.

PROPOSAL NO. 3
OTHER BUSINESS

The Board of Directors is not aware of any other matters to come before this meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Any shareholder wishing to submit a proposal for inclusion in the written proxy statement for the 2007 Annual Meeting of Shareholders must submit the proposal to Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438 prior to December 24, 2006 in order to be considered for inclusion in the written proxy statement. The submission of such proposals by shareholders and the consideration of such proposals by the Company for inclusion in next year’s proxy statement and form of proxy are subject to applicable rules and regulations of the Securities and Exchange Commission.

Shareholders who wish to present Director nominations or any other business at the 2007 Annual Meeting of Shareholders, which the Company expects to hold on June 6, 2007, are required by the Company’s Bylaws to notify the Secretary in writing prior to March 9, 2007, and after February 7, 2007. The notice from the shareholder must provide certain information that is described in Section 2.3 of the Company’s Bylaws. A copy of these Bylaw requirements will be provided upon written request to the Secretary at the address given in the preceding paragraph, and the notice to the Secretary containing the required information should be sent to this address as well. The Company is not required to include in its written proxy statement nominations and proposals that are properly submitted as described in this paragraph.

The Company retains discretion to vote proxies it receives with respect to proposals received after March 9, 2007. The Company retains discretion to vote proxies it receives with respect to proposals received prior to March 9, 2007, provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (ii) the proponent does not issue his or her own proxy statement.

Gary J. Morgan
Secretary

Harleysville, Pennsylvania
April 21, 2006

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO GARY J. MORGAN, SECRETARY, MET-PRO CORPORATION, 160 CASSELL ROAD, P.O. BOX 144, HARLEYSVILLE, PENNSYLVANIA 19438.

MET-PRO CORPORATION
160 Cassell Road
Harleysville, Pennsylvania 19438
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hearby appoints Raymond J. De Hont and Michael J. Morris as Proxies, each with the power to appoint his substitute, and hearby authorizes them to represent and vote, as designated on the reverse side, all the common shares of Met-Pro Corporation held of record by the undersigned on April 13, 2006 at the Annual Meeting of Shareholders to be held on June 7, 2006 or any adjournment thereof.

(Continued to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MET-PROC CORPORATION

JUNE 7, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

iPlease detach along perforated line and mail in the envelope provided.i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director.				FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	NOMINEES: o George H. Glatfelter II	2. Proposal to Ratify the Appointment of Margolis & Company P.C. as independent certified public accountants.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o Alan Lawley, Ph.D. o Gary J. Morgan	(The Board of Directors reccomends a vote "FOR" this proposal.)
☐	FOR ALL EXCEPT (See instructions below)
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed here by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1, 2 and 3, and AGAINST Proposal 4.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●			PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPLTY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder                                              Date:                       Signature of Shareholder                                                Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.